Exhibit 23.7


                        Consent of Independent Auditors



We consent to the use of our report dated January 28, 1994 with respect to the consolidated financial statements of The Safety Fund Corporation included in
Item 5 to Form 10-Q of CFX Corporation for the quarter ended March 31, 1996.

We also consent to the incorporation by reference of our report dated January 28, 1994 in Registration Statements Nos. 33-61787, 33-17071 and 33-52598 of CFX Corporation on Form S-8 and Registration Statement No. 33-54363 of CFX Corporation on Form S-3.



                              /S/
                              Ernst & Young LLP


Boston, Massachusetts